SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
              the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|

Check the appropriate box:

|_|   Preliminary Proxy Statement
|_|   Confidential, for Use of the Commission Only
      (as permitted by Rule 14a-6(e)(2)
|X|   Definitive Proxy Statement
|_|   Definitive Additional Materials
|_|   Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                        WACKER INTERACTIVE SYSTEMS INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

________________________________________________________________________________
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|   No Fee Required

|_|   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

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      2.    Aggregate number of securities to which transaction applies:

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      3.    Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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      4.    Proposed maximum aggregate value transaction:

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      5.    Total fee paid:

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|_|   Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration number, or the Form or Schedule and the date of its filing.

      1.    Amount previously paid:

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      2.    Form, Schedule or Registration Statement No.:

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      3.    Filing Party:

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      4.    Date Filed:

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

                                [LOGO] WALKER(TM)

                        Walker Interactive Systems, Inc.
                         303 Second Street, Three North
                         San Francisco, California 94107

                                                                  April 13, 2000

Dear Stockholder:

      On behalf of Walker Interactive Systems, Inc. (the "Company"), I cordially invite you to attend the Annual Meeting of Stockholders, which will begin at 2:00 p.m. local time on Thursday, May 18, 2000, at the Company's headquarters located at 303 Second Street, Three North, San Francisco, California. At the meeting, stockholders will be asked to (i) elect two individuals to the Company's Board of Directors to serve a three-year term expiring on the date of the Company's 2003 annual meeting of stockholders and (ii) ratify the selection of Deloitte & Touche LLP as the Company's independent auditors for the next fiscal year. The accompanying Notice and Proxy Statement describe these proposals. We urge you to read this information carefully.

      The directors and officers of the Company hope that as many stockholders as possible will be present at the meeting. Because the vote of each stockholder is important, we ask that you sign and return the enclosed proxy card in the envelope provided, whether or not you now plan to attend the meeting. This will not limit your right to change your vote at the meeting or to attend the meeting.

      We appreciate your cooperation and interest in the Company. To assist us in preparation for the meeting, please return your proxy card at your earliest convenience.

                                        Sincerely yours,

                                        /s/ David C. Wetmore
                                        David C. Wetmore
                                        Chairman of the Board

                                [LOGO] WALKER(TM)

                        Walker Interactive Systems, Inc.
                         303 Second Street, Three North
                         San Francisco, California 94107

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                      To Be Held On Thursday, May 18, 2000

TO THE STOCKHOLDERS OF WALKER INTERACTIVE SYSTEMS, INC.:

      NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Walker Interactive Systems, Inc., a Delaware corporation (the "Company"), will be held on Thursday, May 18, 2000 at 2:00 p.m. local time at the Company's headquarters, 303 Second Street, Three North, San Francisco, California for the following purposes:

      1. To elect two directors to hold office until the 2003 Annual Meeting of Stockholders.

      2. To ratify the selection of Deloitte & Touche LLP as independent auditors of the Company for its fiscal year ending December 31, 2000.

      3. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

      The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

      The Board of Directors has fixed the close of business on March 31, 2000 as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.

                                        By Order of the Board of Directors,

                                        /s/ Stanley V. Vogler
                                        Stanley V. Vogler
                                        Senior Vice President
                                        Chief Financial Officer

San Francisco, California
April 13, 2000

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      ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON.
WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.
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

                                [LOGO] WALKER(TM)

                        Walker Interactive Systems, Inc.
                         303 Second Street, Three North
                         San Francisco, California 94107

                                 PROXY STATEMENT

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

      The enclosed proxy is solicited on behalf of the Board of Directors of Walker Interactive Systems, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders (the "Annual Meeting"), to be held on Thursday, May 18, 2000, at 2:00 p.m. local time or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the Company's headquarters located at 303 Second Street, Three North, San Francisco, California. The Company intends to mail this proxy statement and accompanying proxy card on or about April 13, 2000 to all stockholders entitled to vote at the Annual Meeting.

SOLICITATION

      The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services.

VOTING RIGHTS AND OUTSTANDING SHARES

      Only holders of record of Common Stock at the close of business on March 31, 2000 will be entitled to notice of and to vote at the Annual Meeting. At the close of business on March 31, 2000, the Company had outstanding and entitled to vote 14,452,606 shares of Common Stock. Each holder of record of Common Stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting.

      All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will be counted towards the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether a matter has been approved.

      A number of brokers and banks are participating in a program provided through ADP Investor Communications Services that offers telephone and Internet voting options. If your shares are held in an account with a broker or bank participating in the ADP Investor Communication Services program, you may vote those shares telephonically by calling the telephone number shown on the voting form received from your broker or bank, or via the Internet at ADP Investor Communications Services' voting Web site (www.proxyvote.com).

REVOCABILITY OF PROXIES

      Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company's principal executive office, 303 Second Street, Three North, San Francisco, California 94107, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

STOCKHOLDER PROPOSALS

      Proposals of stockholders that are intended to be presented at the Company's 2001 annual meeting of stockholders must be received by the Company not later than December 14, 2000 in order to be included in the proxy statement and proxy relating to that annual meeting. Pursuant to the Company's Bylaws, stockholders who wish to bring matters before, or propose nominees for director at, the Company's 2001 annual meeting of stockholders that are not to be included in such proxy statement and proxy must provide specified information to the Company not later than the close of business on the 60th day nor earlier than the close of business on the 90th day prior to the first anniversary of the 2000 annual meeting (or May 18, 2000). Stockholders are also advised to review the Company's Bylaws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominations.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

      The Company's Restated Certificate of Incorporation and Bylaws provide that the Board of Directors shall be divided into three classes with each class having a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy (including a vacancy created by an increase in the Board of Directors) shall serve for the remainder of the full term of the class of directors in which the vacancy occurred and until such director's successor is elected and qualified.

      The Board of Directors is presently composed of seven members. There are two directors being nominated for election as Class II Directors. Each of the nominees for election to this class is currently a director of the Company. If elected at the Annual Meeting, each of the nominees would serve until the 2003 annual meeting and until his or her successor is elected and has qualified, or until such director's earlier death, resignation or removal.

      Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the meeting. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the two nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unable to serve.

      Set forth below is certain biographical information for each person nominated and each person whose term of office as a director will continue after the Annual Meeting.

NOMINEES FOR ELECTION FOR A THREE-YEAR TERM EXPIRING AT THE 2003 ANNUAL MEETING

Class II Directors

      Tania Amochaev, age 50, has served as a director of the Company since May 1994. Ms. Amochaev joined QuickResponse Services, Inc., a provider of supply chain management solutions to the retail industry, as President in May 1992 and was appointed Chief Executive Officer in May 1993. In February 1997, Ms. Amochaev resigned from that position and was named Chairman of the Executive Committee of QuickResponse Services, Inc. Ms. Amochaev is currently a director of Governmental Technology Services, Inc., Symantec Corporation and QRS Corporation.

      John M. Lillie, age 63, has served as a director of the Company since July 1996. Since July 1998, Mr. Lillie has been President of Sequoia Associates, a private investment firm. From 1996 to 1998, he served as Chairman of the Board of The Epic Team, Inc., a manufacturer of bicycles and bicycle accessories. Mr. Lillie served as Chairman of the Board and Chief Executive Officer of APL, Ltd. from 1991 to 1995. Mr. Lillie is currently a director of The Gap, Inc. and Consolidated Freightways.

DIRECTOR CONTINUING IN OFFICE UNTIL THE 2001 ANNUAL MEETING

Class III Director

      Richard C. Alberding, age 69, has served as a director of the Company since October 1991. Mr. Alberding was employed by Hewlett-Packard Co., a computer company, from 1958 until his retirement in June 1991, serving in various positions, most recently as Executive Vice President with responsibility for Hewlett-Packard's Worldwide Marketing, Sales and Support. Mr. Alberding is currently a director of Kennametal, Inc., Sybase, Inc., Digital Microwave Corp., Paging Network, Inc., PC-Tel, Inc. and JLK Direct Distribution, Inc.

      Frank M. Richardson, age 62, has served as Director and Chief Executive Officer of the Company since November 1999. Prior to joining the Company, Mr. Richardson served as Chief Executive Officer of Firefox, Inc., a provider of network management systems from November 1993 to July 1996 and as Chief Executive Officer of Annatek Systems, Inc., a provider of automated software distribution systems for large-scale networks from March 1985 to June 1992.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2002 ANNUAL MEETING

Class I Directors

      Leonard Y. Liu, age 58, has served as a director of the Company since June 1995. From June 1995 to September 1999 Mr. Liu served as President and Chief Executive Officer of the Company and from June 1995 to February 2000, Mr. Liu served as Chairman to the Board of Directors of the Company. Prior to joining the Company, Mr. Liu served as Chief Operating Officer of Cadence Design Systems, Inc. ("Cadence"), an electronic automated design software company, from January 1993 to March 1995, and has been a director of Cadence since June 1989. In addition to Cadence, Mr. Liu is currently a director of Advanced Semiconductor Engineering Inc.

      David C. Wetmore, age 51, has served as a director of the Company since May 1993 and as Chairman of the Board of Directors of the Company since February 2000. Since November 1995, Mr. Wetmore has served as Managing Director of Updata Capital, Inc., an investment banking organization serving the technology industry. From January 1995 through April 1995, Mr. Wetmore was Executive Vice President, Europe and Agents, of Legent Corporation, a developer and distributor of productivity enhancement system software. Mr. Wetmore is currently a director of Grange Mutual Insurance Companies, Career Builder, Inc., PMG Systems, Inc., Technology Builders, Inc., Changepoint, Incorporated and Nationwide Investing Foundation, Plc., a registered investment company.

      William A. Hasler, age 58, has served as a director of the Company since February 1996. Since July 1998, Mr. Hasler has been the Co-Chief Executive Officer of Aphton Corporation, a bio-pharmaceutical company. From August 1991 to July 1998, Mr. Hasler was the Dean and Department Chair of the Walter A. Haas School of Business at the University of California, Berkeley. Mr. Hasler is currently a director of Solectron Corporation, Tenera Corporation, TCSI Corporation, Aphton Corporation and Asia Pacific Wire & Cable Corporation Limited.

                              MANAGEMENT RECOMMENDS
                     A VOTE IN FAVOR OF THE NAMED NOMINEES.

BOARD COMMITTEES AND MEETINGS

      During the fiscal year ended December 31, 1999, the Board of Directors held seven meetings. The Board has an Audit Committee, a Compensation Committee and a Non-Officer Stock Option Committee.

      The Audit Committee meets with the Company's independent auditors at least annually to review the results of the annual audit and discuss the financial statements, recommends to the Board the independent auditors to be retained, and receives and considers the independent auditors' comments as to controls, adequacy of staff and management performance and procedures in connection with audit and financial controls. The Audit Committee met seven times during the fiscal year ended December 31, 1999. It is currently composed of three non-employee directors, Ms. Amochaev and Messrs. Hasler and Lillie.

      The Compensation Committee makes recommendations concerning salaries and incentive compensation and otherwise determines compensation levels and performs such other functions regarding compensation as the Board may delegate. The Compensation Committee, which is currently composed of three directors, Messrs. Alberding, Liu and Wetmore, met five times during the fiscal year ended December 31, 1999.

      The Non-Officer Stock Option Committee is authorized to make stock option grants under the Company's 1994 Equity Incentive Plan and 1995 Non-Statutory Stock Option Plan for Non-Officers to employees who are not officers. The Non-Officer Stock Option Committee, which is currently composed of one director, Mr. Richardson, acted six times during the fiscal year ended December 31, 1999.

      During the fiscal year ended December 31, 1999, each incumbent Board member attended at least 75% of the aggregate of the meetings of the Board and each incumbent Board member attended at least 75% of the aggregate of the meetings of the committees on which he or she served which were held during the period for which he or she was a director or committee member.

                                   PROPOSAL 2

                    RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

      The Board of Directors has selected Deloitte & Touche LLP as the Company's independent auditors for the fiscal year ending December 31, 2000 and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. Deloitte & Touche LLP has audited the Company's financial statements since 1988. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to questions.

      Stockholder ratification of the selection of Deloitte & Touche LLP as the Company's independent auditors is not required by the Company's Bylaws or otherwise. However, the Board is submitting the selection of Deloitte & Touche LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board in their discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

      The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of Deloitte & Touche LLP. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

                   MANAGEMENT RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 2.

                             ADDITIONAL INFORMATION

MANAGEMENT

      Officers are appointed annually by the Board and serve at the discretion of the Board. Set forth below is information regarding executive officers of the Company as of March 31, 2000.


        Name           Age                  Position

David C. Wetmore        51  Chairman of the Board of Directors
Frank M. Richardson     62  Chief Executive Officer
Paul A. Lord            37  President
Stanley V. Vogler       55  Senior Vice President, Chief Financial Officer
Bruce N. Dawson         36  Senior Vice President, Worldwide Sales

      Paul A. Lord has served as President of the Company since November 1999. From January 1999 to November 1999, Mr. Lord served as Senior Vice President of Marketing and Development of the Company. Mr. Lord served as Senior Vice President of the Company's Europe, Middle East, Australia and Africa operations from April 1995 to December 1998. From 1987 to 1995, Mr. Lord served in Europe as Managing Director of Quality Software Products, a software company.

      Stanley V. Vogler has served as Senior Vice President, Chief Financial Officer of the Company since February 2000. From 1980 to January 2000, Mr. Vogler was a partner with PricewaterhouseCoopers LLP, a global accounting firm.

      Bruce N. Dawson has served as Senior Vice President, Worldwide Sales of the Company since November 1999. From January 1999 to October 1999, Mr. Dawson served as Vice President of Sales of In Fact Technologies, an Internet knowledge base company, and, from January 1998 to January 1999, he served as President of Dawson Direct, Inc., a management consultant company. From May 1992 to January 1998, Mr. Dawson served as Operations and Sales Vice President for MATRIX Marketing (Convergys), a provider of outsourced eCRM and billing solutions.

                              SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth certain information regarding the ownership of the Company's Common Stock as of February 29, 2000 by (i) all those known by the Company to be beneficial owners of more than five percent of its Common Stock, (ii) each director and nominee for director, (iii) each of the executive officers named in the Summary Compensation Table and (iv) all executive officers and directors of the Company as a group.

                                                     Beneficial Ownership(1)
                                                 -----------------------------
                                                   Number of        Percent of
               Beneficial Owner                      Shares         Total (%)
--------------------------------------------     --------------   ------------
 Fallen Angel  Equity Fund, L.P............       1,620,570 (2)        11.3
    960 Holmdel Road
    Holmdel, NJ  07733
 Dimensional Fund Advisor..................         972,700 (3)         6.8
    1299 Ocean Avenue, 11th Floor
    Santa Monica, CA  90401
 MG Capital Management, LLC................         838,500 (4)         5.8
    1725 Kearney Street, No. 1
    San Francisco, CA  94133
 Thompson Horstman.........................         822,700 (5)         5.7
    Park 80 West Plaza One
    Fifth Floor
    Saddle Brook, NJ  07663
 Paul A. Lord..............................         122,500 (6)         *
 Yuen H. Lee...............................          88,857 (6)         *
 Michael B. Shahbazian.....................          55,000 (6)         *
 Richard C. Alberding......................          37,500 (6)         *
 Tania Amochaev............................          37,500 (6)         *
 William A. Hasler.........................          34,000 (6)         *
 John M. Lillie............................          39,500 (6)         *
 Leonard Y. Liu............................         945,250 (6)(7)      6.3
 David C. Wetmore..........................          97,500 (6)         *
 All directors and executive officers as a
 group (12 persons)........................       1,457,607 (6)         9.4

-----------
* Less than one percent.

(1) This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the Securities and Exchange Commission (the "SEC"). Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 14,397,967 shares outstanding on February 29, 2000, adjusted as required by rules promulgated by the SEC.

(2)   Fallen Angel Equity Fund, L.P., is an investment adviser registered under
      Section 203 of the Investment Advisers Act of 1940.

(3) Dimensional Fund Advisor Inc. ("Dimensional"), an investment advisor registered under Section 203 of the Investment Advisers Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other investment vehicles, including commingled group trusts. (These investment companies and investment vehicles are the "Portfolios.") In its role as investment advisor and investment manger, Dimensional possesses both voting and investment power over 952,700 shares of the Company's Common Stock as of December 31,

      1999. The Portfolios own such securities and Dimensional disclaims beneficial ownership of such securities.

(4)   MG Capital Management, LLC is an investment adviser registered under
      Section 203 of the Investment Advisers Act of 1940.

(5) Thompson Horstmann, is an investment adviser registered under Section 203 of the Investment Advisers Act of 1940.

(6) Includes shares which certain directors and executive officers of the Company have the right to acquire within 60 days after the date of this table pursuant to outstanding options as follows: Paul A. Lord, 122,500 shares; Yuen H. Lee, 88,857 shares; Michael B. Shahbazian, 50,000 shares; Richard C. Alberding, 31,500 shares; Tania Amochaev, 37,500 shares; William A. Hasler, 23,000 shares; John M. Lillie, 34,500 shares; Leonard
      Y. Liu, 675,250 shares; David C. Wetmore, 90,500 shares; and all directors and executive officers as a group, 1,153,607 shares.

(7) Does not include 2,630 shares held by Mr. Liu's son, Jesse Liu, and 1,600 shares held by Mr. Liu's grandson, Brandon Liu, as to which shares Mr. Liu disclaims beneficial ownership.

                 SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than 10% stockholders are required by the SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

      To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 1999, all
Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with; except an initial report of ownership and a report covering two transactions, were filed late by Fallen Angel Equity Fund, L.P.

                             EXECUTIVE COMPENSATION

COMPENSATION OF DIRECTORS

      Each non-employee director of the Company receives a quarterly retainer of $2,500 and a per meeting fee of $1,000 (plus $1,500 per year for serving as a committee chairman and $1,000 per year for serving as a committee member). In the fiscal year ended December 31, 1999, the total cash compensation earned by non-employee directors was $92,000. The members of the Board of Directors are also eligible for reimbursement for their expenses incurred in connection with attendance at Board meetings in accordance with Company policy.

      Each non-employee director of the Company also receives stock option grants under the 1993 Non-Employee Directors' Stock Option Plan (the "Directors' Plan"). Only non-employee directors of the Company or an affiliate of such directors (as defined in the Internal Revenue Code (the "Code" )) are eligible to receive options under the Directors' Plan. Options granted under the Directors' Plan are intended by the Company not to qualify as incentive stock options under the Code.

      Option grants under the Directors' Plan are non-discretionary. Each newly elected member of the Company's Board of Directors who is not an employee of the Company is automatically granted under the Directors' Plan, without further action by the Company, the Board of Directors or the stockholders of the Company, an option to purchase 15,000 shares of the Common Stock of the Company. On January 2 of each year (or the next business day should such date be a legal holiday), each member of the Company's Board of Directors who is not an employee of the Company is automatically granted under the Directors' Plan, without further action by the Company, the Board of Directors or the stockholders of the Company, an option to purchase 6,000 shares of Common Stock of the Company. No other options may be granted at any time under the Directors' Plan. The exercise price of options granted under the Directors' Plan is 100% of the fair market value of the Common Stock subject to the option on the date of the option grant. Options granted under the Directors' Plan vest in four equal quarterly installments commencing on the date three months after the date of the option grant, provided that the optionholder has, during the entire quarterly period prior to such vesting date, continuously served as a non-employee director. The term of options granted under the Directors' Plan is 10 years. In the event of a merger of the Company with or into another corporation or a consolidation, acquisition of assets or other change-in-control transaction involving the Company, the vesting of each option will accelerate and the option will terminate if not exercised prior to the consummation of the transaction.

      The automatic grant scheduled to be made on January 2, 1999 was made on December 15, 1998. On January 3, 2000, the Company granted options covering 6,000 shares to each of Messrs. Alberding, Hasler, Lillie, Liu and Wetmore and Ms. Amochaev at an exercise price of $6.063 per share under the Directors' Plan. The fair market value of such Common Stock on the date of such grant was $6.063 per share (based on the closing sales price reported in the Nasdaq National Market for the date of grant). As of February 29, 2000, Mr. Hasler had exercised options for 6,000 shares under the Directors' Plan and no other options had been exercised under the Directors' Plan.

COMPENSATION OF EXECUTIVE OFFICERS

                             Summary of Compensation

      The following table shows for the fiscal years ended December 31, 1999, 1998 and 1997, compensation awarded, paid to, or earned by the Company's Chief Executive Officer, its other most highly compensated executive officers whose salary and bonus exceeded $100,000 at December 31, 1999 and three former executive officers who departed from the Company during fiscal year 1999 (the "Named Executive Officers"):

                               Summary Compensation Table
                                                            Long-Term
                                          Annual           Compensation
                                       Compensation           Awards
                               --------------------------- ------------
                                                           Securities    All Other
 Name and Principal                                        Underlying     Compen-
      Position            Year   Salary ($)    Bonus ($)   Options (#)   sation ($)
------------------        ----  -----------   ------------ ------------  -----------
Frank M. Richardson (1)
  Chief Executive
 Officer                 1999     93,750       28,125       750,000      200,303
Paul A. Lord (2)
  President              1999    220,000      153,816       170,000       85,168
Bruce N. Dawson (3)
  Senior Vice
  President
  Worldwide Sales         1999    46,875       17,611       150,000           51
Leonard Y. Liu  (4)
  Chairman,
  President and           1999   281,250       95,143            --      162,486
  Chief Executive         1998   375,000       99,120       475,000        7,070
  Officer                 1997   375,000      170,894            --        7,070
Michael B.
Shahbazian  (5)
  Senior Vice
  President
  Chief Financial
  Officer                 1999   162,836       13,340       160,000          622
Yuen H. Lee  (6)
  Senior Vice
  President
  North America           1999   161,410       40,120        80,000       65,066

-----------
(1) Mr. Richardson joined the Company as President and Chief Executive Officer in November 1999. His annualized salary for 1999 was $375,000. All other compensation consists of relocation expenses and term life insurance premiums paid by the Company.

(2) Mr. Lord was appointed President of the Company in November 1999. All other compensation consists of relocation expenses and term life insurance premiums paid by the Company.

(3) Mr. Dawson joined the Company in October 1999. His annualized salary for 1999 was $225,000. All other compensation consists of term life insurance premiums paid by the Company.

(4) Mr. Liu resigned in his capacity as President, Chief Executive Officer in September 1999. All other compensation consists of vacation and term life insurance premiums paid by the Company in 1997, 1998 and 1999 and a severance payment of $93,750 in 1999.

(5) Mr. Shahbazian joined the Company in April 1999 and resigned from the Company in January 2000. All other compensation consists of term life insurance premiums paid by the Company.

(6) Mr. Lee was appointed as Senior Vice President North America in May 1, 1999. Mr. Lee was terminated in his capacity as Senior Vice President North America in October 1999. All other compensation consists of vacation and term life insurance premiums paid by the Company and a severance payment of $41,667.

                        Stock Option Grants And Exercises

      The Company grants options to its executive officers under its 1989 Stock Option Plan and its 1994 Equity Incentive Plan (collectively, the "Plans"). As of February 29, 2000, options to purchase a total of 1,790,667 shares were outstanding under the Plans and options to purchase 405,668 shares remained available for grant thereunder.

      The Company also may grant stock options to non-officer employees under its 1995 Nonstatutory Stock Option Plan for Non-Officer Employees (the "Nonstatutory Plan"). The Nonstatutory Plan authorizes the issuance of 3,600,000 shares of the Company's Common Stock. Only employees of the Company who hold positions below the level of officer (within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder) and are not subject to Section 16 of the Exchange Act are eligible to receive options under the Nonstatutory Plan. Options granted under the Nonstatutory Plan are not intended by the Company to qualify as incentive stock options under the Code. As of February 29, 2000, options to purchase a total of shares were 2,612,828 outstanding under the Nonstatutory Plan and options to purchase 712,769 shares remained available for grant thereunder.

      The following tables show for the fiscal year ended December 31, 1999, certain information regarding options granted to, exercised by and held at year-end by the Named Executive Officers:

                        Option Grants in Last Fiscal Year

                                        Individual Grants
                    -------------------------------------------------------     Potential Realizable
                       Employees      % of Total                                  Value at Assumed
                       Number of       Options                                  Annual Rates of Stock
                      Securities      Granted to   Exercise                    Price Appreciation for
                      Underlying      Employees    or Base                         Option Term(4)
                       Options        in Fiscal     Price       Expiration    -----------------------
        Name         Granted (#) (1)    Year (2)   ($/Sh)(3)       Date        5% ($)     10% ($)
------------------  ---------------   -----------  ----------   -----------   --------    --------
Frank M. Richardson     750,000           30.7%      $3.3130     11/12/09    1,562,645    3,960,051
Paul A. Lord             10,000            0.4%      $5.8750     2/10/09        36,947       93,632
                         20,000            0.8%      $3.1875     4/30/09        40,092      101,601
                         26,142            1.1%      $2.5940     6/25/09        42,646      108,075
                         13,858            0.5%      $2.5940     6/25/09        22,607       57,291
                         75,000            3.0%      $3.3130     11/12/09      156,264      396,005
                         25,000            1.0%      $3.3130     11/12/09       52,088      132,001
Bruce N. Dawson         150,000            6.1%      $3.3130     11/12/09      312,529      792,010
Leonard Y. Liu               --             --            --       --               --           --
Michael B.
Shahbazian (5)          120,000            4.9%      $3.1875     1/31/01        34,219       69,692
                         21,686            0.9%      $2.5940     1/31/01        35,377       89,653
                         18,314            0.8%      $2.5940     4/30/00        29,876       75,713
Yuen H. Lee (6)          10,000            0.4%      $5.8750     10/21/00        5,067       10,306
                         30,000            1.2%      $3.1875     10/21/00        7,143       14,451
                         37,962            1.5%      $2.5940     4/30/00        61,929      156,941
                          2,038            0.1%      $2.5940     4/30/00         3,324        8,425

-----------
(1) Unless otherwise noted, options vest over a four-year period at the rate of 25% per year. The options will fully vest upon a change of control, as defined in the Plans, unless the acquiring company assumes the options or substitutes similar options.

(2) Based on options to purchase 2,487,750 shares of the Company's Common Stock granted in 1999.

(3)   All options were granted at the fair market value at the date of grant.

(4) Reflects the value of the stock option on the date of grant assuming (i) for the 5% column, a 5% annual rate of appreciation in the Company's Common Stock over the ten-year term of the option and (ii) for the 10% column, a 10% annual rate of appreciation in the Company's Common Stock over the ten-year term of the option, in each case without any discounting to net present value and before income taxes associated with the exercise. Actual gains, if any, on stock option exercises depend on the future performance of the Company's Common Stock and the continued employment of the Named Executive Officer through the vesting period and exercise period. These amounts represent assumed rates of appreciation only, based on SEC rules, and may not necessarily be indicative of results obtained.

(5) Upon Mr. Shahbazian's resignation in January 2000, the vesting for options to purchase 50,000 shares were accelerated and immediately became exercisable.

(6) Upon Mr. Lee's termination in October 1999, options to purchase 34,000 shares were accelerated and immediately became exercisable.

                       Fiscal Year-End Option Values (1)

                         Number of Securities          Value of Unexercised
                        Underlying Unexercised        In-The-Money Options at
        Name           Options at FY-End (#) (2)          FY-End ($) (3)
                      ---------------------------   ---------------------------
                      Exercisable   Unexercisable   Exercisable   Unexercisable
                      -----------   -------------   -----------   -------------
Frank M. Richardson          --       750,000              --      2,202,750
Paul A. Lord            105,000       205,000          90,620        436,195
Bruce N. Dawson              --       150,000              --        440,550
Leonard Y. Liu          655,000       150,000         539,688             --
Michael B.
Shahbazian               20,000       140,000          73,120        440,620
Yuen H. Lee              88,857            --         150,762             --

-----------
(1) No Named Executive Officers exercised any stock options during the fiscal year ended December 31, 1999.

(2) Includes both "in-the-money" and "out-of-the-money" options. "In-the-money" options are options with exercise prices below the market price of the Company's Common Stock at December 31, 1999.

(3) Fair market value of the Company's Common Stock at December 31, 1999 ($6.25) minus the exercise price of the options

                              EMPLOYMENT AGREEMENTS

      Effective September 1999, the Company entered into an Executive Employment Agreement with Mr. Richardson, which provides that Mr. Richardson will (a) receive an initial base salary of $375,000, subject to adjustment as determined by the Board of Directors, (b) be eligible for an incentive bonus with a target of 60% of base salary for on-plan performance and a first year minimum of 30% of base salary, subject to changes in future years as the Board of Directors determine, (c) receive a signing, temporary living and relocation bonus of $200,000 and (d) be granted options to purchase an aggregate of 750,000 shares of Common Stock. The agreement also provides that if Mr. Richardson's employment is terminated by the Company without cause, he will be entitled to receive: (a) a severance payment equal to base salary for 12 months and target bonus for that year, (b) certain Consolidated Omnibus Budget Reconciliation Act ("COBRA") benefits, (c) accelerated vesting of options that would have vested during the period ending 12 months after the date of such termination and (d) a 12 month period to exercise his options. In addition, upon certain change of control or similar events, Mr. Richardson will receive: (a) continued payment of base salary for 12 months, (b) certain COBRA benefits, (c) accelerated vesting of all options and (c) a 12 month period after termination for any reason to exercise his options.

      Effective October 1999, the Company entered into an Executive Severance Benefits Agreement with Mr. Dawson and effective December 1999, the Company entered into an Executive Severance Benefits Agreement with Mr. Lord. These agreements provide that following certain change of control events, if the executive's employment is terminated without cause, such executive will be entitled to receive: (a) a severance payment equal to 12 months of base salary plus bonus, (b) accelerated vesting of all options and (c) certain COBRA benefits. In addition, if the executive's employment is terminated by the Company without cause, such executive will be entitled to receive: (a) a severance payment equal to 12 months of base salary, (b) except with respect to certain specified option grants, accelerated vesting of options that would have vested during the period ending 12 months after the date of termination and (c) certain COBRA benefits.

      Effective July 1999, the Company entered into an agreement with Mr. Liu, providing that upon Mr. Liu's termination of employment with the Company he would receive (a) a severance payment equal to 12 months of base salary, (b) certain COBRA benefits, (c) accelerated vesting of options that would have vested during the period ending 24 months after the date of termination of Mr. Liu's employment and service as a director of, or a consultant to, the Company and (d) a 24 month period to exercise his options.

      Effective December 1999, the Company entered into an agreement with Mr. Shahbazian providing that upon his resignation from the Company effective January 2000, Mr. Shahbazian would receive: (a) continued payment of his base salary through November 15, 2000, (b) certain COBRA benefits, (c) accelerated vesting of options to purchase 50,000 shares of Common Stock and (d) a 12 month period after his resignation to exercise his options.

      Effective July 1999, the Company entered into an Executive Severance Benefits Agreement with Mr. Lee providing that upon the termination of Mr. Lee's employment without cause, Mr. Lee would be entitled to receive: (a) a severance payment equal to 12 months of base salary, (b) accelerated vesting of certain options that would have vested during the period ending 12 months after the date of such termination, (c) a 12 month period to exercise his options and (d) certain COBRA benefits. Effective October 1999, Mr. Lee's employment was terminated and he entered into a Consulting Agreement with the Company agreeing to provide certain consulting services for a period of up to four months. The Company has agreed to pay Mr. Lee $10,000 per month plus expenses for such consulting services. The Company may terminate Mr. Lee's services if Mr. Lee breaches certain confidentiality obligations or if he commences certain competitive activities. Either the Company or Mr. Lee can terminate the agreement upon 30 days notice.

                   REPORT OF THE COMPENSATION COMMITTEE OF THE
                BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION(1)

      The Compensation Committee of the Board of Directors (the "Committee") is composed of the non-employee directors identified at the end of this report. None of these non-employee directors has any interlocking or other type of relationship that would call into question his independence as a committee member. The Committee is responsible for setting and administering the policies, which govern annual performance, and determines the compensation of the Chief Executive Officer ("CEO") and other executive officers of the Company.

Compensation Philosophy

      The objectives of the Company's executive compensation policies are to attract, retain and reward executive officers who contribute to the Company's success, to align the financial interests of executive officers with the performance of the Company, to ensure a direct relationship between executive pay and shareholder value, to motivate executive officers to achieve the Company's business objectives and to reward individual performance. During fiscal year 1999, the Company used base salary, annual incentives and long-term incentives under the Plans to achieve these objectives. In carrying out these objectives, the Committee considers the following:

o The level of compensation paid to executive officers in positions in comparable companies similarly situated in size, products and industry. To ensure that pay is competitive, the Committee, from time to time, compares the Company's executive compensation packages with those offered by other companies in the same or similar industries or with other similar attributes. Compensation surveys used by the Company typically include public and private companies comparable in size, products or industry to the Company.

o The individual performance of each executive officer. Individual performance includes meeting individual performance objectives, demonstration of job knowledge, skills, teamwork and acceptance of the Company's core values.

o Corporate performance. Corporate performance is evaluated by factors such as performance relative to competitors, performance relative to business conditions and progress in meeting the Company's objectives and goals as typically reflected in the annual operating plan.

o The responsibility and authority of each position relative to other positions within the Company.

      The Committee does not quantitatively weight these factors but considers all of these factors as a whole in establishing executive compensation. The application given each of these factors in establishing the components of executive compensation is as follows.

Base Salary

      Base salaries are established for each executive officer at levels that are intended to be competitive with salaries for their skills at other software and computer industry companies of similar size and products. The Company seeks to pay salaries to executive officers that are commensurate with their qualifications, duties and responsibilities and that are competitive in the marketplace. In conducting periodic compensation reviews, the Committee considers each individual executive officer's achievements in meeting Company financial and business objectives during the prior fiscal year, as well as the executive officer's performance of individual responsibilities and the Company's financial position and overall performance. The Committee periodically considers the low,

----------
(1) This Section is not "soliciting material," is not deemed "filed" with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

midpoint and upper ranges of base salaries published by compensation surveys through research in establishing base salaries for each executive officer.

Annual Incentive

      Annual bonus incentives for executives are intended to reflect the Company's belief that management's contribution to stockholder returns comes from achieving operating results that maximize the Company's earnings and cash flow over a multi-year time horizon. The Company believes that the achievement of its performance objectives depends on (a) its ability to deliver outstanding products and services to its customers, (b) its success in establishing and maintaining a position of strength in its chosen markets, and (c) its short- and long-term profitability, as well as the quality of that profitability. For purposes of annual incentive compensation, progress toward these performance objectives is measured against the results anticipated in the Company's annual operating plan, which is approved by the Board of Directors.

      The 1999 incentive compensation for executive officers other than the CEO was based in part on the achievement of total Company results consistent with the Company's 1999 operating plan, as well as achievement of other objectives in the 1999 operating plan specific to such officers' individual areas of management responsibility.

      The Company believes that this incentive compensation structure closely links the incentives paid to its executives with the results necessary to create long-term value for stockholders.

Long-Term Incentive

      The Compensation Committee also endorses the position that stock ownership by management is beneficial in aligning management and stockholder interests in enhancing stockholder value. In that regard, stock options also are used to retain executives and motivate results to improve long-term stock market performance. Stock options are granted at the prevailing market value and will have value only if the Company's stock price increases. As part of its periodic review of compensation, the Compensation Committee reviews the stock option holdings of the Company's officers and senior executives, and recommends additional stock option grants as appropriate.

      The Compensation Committee determines the number of options to be granted to executive management based on (a) competitive practice within the comparison group used in determining base salary, (b) historical performance of the executive and (c) the amount of prior grants held by the executives, as well as the number of vested versus unvested options. When using comparative data, the Company targets its option grants in the mid to high range of comparable companies.

      Section 162(m) of the Code limits the Company to a deduction for federal income tax purposes of no more than $1.0 million of compensation paid to certain Named Executive Officers in a taxable year. Compensation above $1.0 million may be deducted if it is "performance-based compensation" within the meaning of the Code. Stock options granted under the Company's 1994 Equity Incentive Plan with an exercise price at least equal to the fair market value of the Company's common stock on the date of grant are considered to be "performance-based compensation."

CEO Compensation

      During the fiscal year ended December 31, 1999, Mr. Liu served as President and Chief Executive Officer through September 1999. Mr. Liu's base salary, annual incentives and long-term incentives were determined in accordance with the criteria described in the "Base Salary," "Annual Incentive" and "Long-Term Incentive" sections of this report. Mr. Liu's base salary in 1999 was $375,000, see "Summary Compensation Table." This amount, together with a potential annual incentive tied to the achievement of 1999 revenue and net income targets, was estimated to provide an annual cash compensation level that would be competitive with the mid to high range of compensation paid by comparable software companies. Based on Mr. Liu's and the Company's operating performance in 1999, he earned an in incentive bonus of $95,143.

      In November 1999, Mr. Richardson was elected as Chief Executive Officer of the Company. Mr. Richardson's base salary, annual incentives and long-term incentives were also determined in accordance with the criteria described in the "Base Salary," "Annual Incentive" and "Long-Term Incentive" sections of this report. Mr. Richardson's base salary in 1999 was $375,000, see "Summary Compensation Table." This amount, together with a potential annual incentive tied to the achievement of 1999 revenue and net income targets, was estimated to provide an annual cash compensation level that would be competitive with the mid to high range of compensation paid by comparable software companies. Based on the Company's operating performance in 1999, Mr. Richardson was paid his guaranteed incentive bonus of $28,125. The Company also provided Mr. Richardson a one-time signing bonus of $200,000 representing payment for all relocation, temporary living and related commuting expenses. The Board will determine subsequent changes to Mr. Richardson's base salary rate and incentive bonus plan.

Conclusion

      Through the plans described above, a significant portion of the Company's executive compensation programs are contingent on Company performance and realization of benefits closely linked to increases in long-term stockholder value. The Company remains committed to this philosophy of pay for performance, recognizing that the competitive market for talented executives and the volatility of the Company's business may result in highly variable compensation for a particular time period.

                                        COMPENSATION COMMITTEE


                                        Richard C. Alberding, Chairman
                                        Leonard Y. Liu
                                        David C. Wetmore

                      PERFORMANCE MEASUREMENT COMPARISON(1)

      Set forth below is a line graph comparing the cumulative total stockholder return on the Company's Common Stock, based on its market price, with the cumulative total return of companies on Standard & Poor's 500 Index (the "S&P 500") and the Nasdaq Computer and Data Processing Stocks Index, assuming reinvestment of dividends, for the period beginning December 31, 1994 through the Company's fiscal year ended December 31, 1999. This graph assumes that the value of the investment in the Company's Common Stock and each of the comparison groups was $100 on December 31, 1994.

                            COMPARISON OF CUMULATIVE
                           TOTAL RETURN ON INVESTMENT


      [The following was depicted as a line chart in the printed material.]

----------------------------------------------------------------------------------------------
              12/30/1994    12/29/1995    12/31/1996    12/31/1997    12/31/1998    12/31/1999
----------------------------------------------------------------------------------------------
  NASDAQ             100      141.3349      173.8922      213.0731      300.2478     542.4304
  Walker             100      110.1852      200.9259      203.7037        100.00      92.5926
 S&P 500             100      137.5888      169.4829      226.1397      291.8038     353.7434
----------------------------------------------------------------------------------------------

----------
(1) This Section is not "soliciting material," is not deemed "filed" with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

                              CERTAIN TRANSACTIONS

      The Company has entered into indemnity agreements with certain officers and directors which provide, among other things, that the Company will indemnify such officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings to which he or she is or may be made a party by reason of his or her position as a director, officer or other agent of the Company, and otherwise to the full extent permitted under Delaware law and the Company's Bylaws.

                                  OTHER MATTERS

      The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

                                        By Order of the Board of Directors,

                                        /s/ Stanley V. Vogler
                                        Stanley V. Vogler
                                        Senior Vice President
                                        Chief Financial Officer

April 13, 2000

                                [LOGO] WALKER(TM)
                        Walker Interactive Systems, Inc.

April 13, 2000

Dear Stockholder:

You are cordially invited to attend the 2000 Annual Meeting of Stockholders of Walker Interactive Systems, Inc., which will be held on Thursday, May 18, 2000 at 2:00 p.m. at Walker's headquarters, 303 Second Street, Three North, San Francisco, California 94107.

At the meeting, we will vote on the proposals described in the accompanying Notice and Proxy Statement and report to you on the operations of the Company. You will have the opportunity to ask questions about the business that may be of general interest to you and other stockholders.

Your vote is important regardless of how many shares you own and whether or not you plan to attend the Annual Meeting of Stockholders. Please take a few minutes now to review the proxy statement and to sign and date your proxy and return it in the postage-paid envelope provided.

                                        Sincerely,


                                        /s/ David C. Wetmore

                                        DAVID C. WETMORE
                                        Chairman of the Board

                                   DETACH HERE

|X| Please mark votes as in this example.

The shares represented by this proxy will be voted as directed by the undersigned. IF NO DIRECTION IS GIVEN WITH RESPECT TO ITEMS (1) OR (2) BELOW, THE PROXY WILL BE OR VOTED IN FAVOR OF (FOR) SUCH ITEM.

1. To elect two (2) directors to hold office until the 2003 Annual Meeting of Stockholders.

      Nominees: (01) Tania Amochaev and  (02) John M. Lillie

      FOR ALL NOMINEES |_|            |_| WITHHELD FROM ALL NOMINEES

2. To ratify the selection of Deloitte & Touche LLP as independent auditors of The Company for its fiscal year ending December 31, 2000.

      FOR |_|           AGAINST |_|            |_| ABSTAIN

|_|   __________________________________
For all nominees except as noted above

                        MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT |_|

                        Please vote, date and promptly return this proxy in the enclosed return envelope which is postage prepaid if mailed in the United States.

                        Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.

Signature:                    Date:       Signature:             Date:

                                [LOGO] WALKER(TM)
                        Walker Interactive Systems, Inc.

                                  DETACH HERE

                                      PROXY
P                                                                            P
R                          WALKER INTERACTIVE SYSTEMS, INC.                  R
O                                                                            O
X                    PROXY SOLICITED BY THE BOARD OF DIRECTORS               X
Y                      FOR THE ANNUAL MEETING OF STOCKHOLDERS                Y
                              TO BE HELD ON MAY 18, 2000

      The undersigned hereby appoints David C. Wetmore and Stanley V. Vogler, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Walker Interactive Systems, Inc. which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of Walker Interactive Systems, Inc. to be held at the Company's headquarters, 303 Second Street, Three North, San Francisco, California on Thursday, May 18, 2000 at 2:00 p.m., local time, and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

      UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSAL 2, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

SEE REVERSE        CONTINUED AND TO BE SIGNED ON REVERSE SIDE        SEE REVERSE
   SIDE                                                                  SIDE